Exhibit 99(a)            BANK ONE CORPORATION
                         1 Bank One Plaza
                         Chicago, IL 60670

                                                                   News Release

[LOGO]





FOR IMMEDIATE RELEASE
---------------------

          BANK ONE REPORTS FIRST QUARTER NET INCOME OF $0.67 PER SHARE,

                          UP 16% FROM $0.58 A YEAR AGO

          . TIER 1 CAPITAL RATIO INCREASES TO 9.0% FROM 7.8% A YEAR AGO

      . LOAN LOSS RESERVE INCREASES TO 2.97% OF LOANS FROM 2.45% A YEAR AGO

           . RETURN ON EQUITY INCREASES TO 15.3% FROM 14.6% A YEAR AGO



CHICAGO, April 16, 2002 - Bank One Corporation (NYSE: ONE) today announced
2002 first quarter net income of $787 million, or $0.67 per diluted share. This compares to net income of $679 million, or $0.58 per diluted share, in the year-ago quarter.

"First quarter results reflect our ongoing progress in growing earnings and increasing returns, despite the difficult credit environment," said James Dimon, Chairman and Chief Executive Officer. "The value of our franchises continues to expand, with modest growth in key areas such as transaction deposits, treasury management, investment products, and direct home equity loans. Our efforts to control wasteful spending have enhanced the margins in our businesses, even with increased investments in technology and marketing.

"While the credit environment remains challenging, we are beginning to see a slowing of deterioration in parts of our business. Although this is not expected to improve credit costs in the near term, it could lead to improvement in the latter part of the year. Therefore, with our improved reserve and capital ratios, the strength of our balance sheet is even greater," he said.

"This fortress balance sheet and capital position, along with our improved margins, allow us to be more aggressive investing in the growth of our businesses. Increasing the innovative ways we deliver value and service to our customers will not only improve and deepen existing relationships, but it will also help broaden our customer base and create a brand which reflects the many strengths of Bank One."

Results reflect the following line of business highlights:

..    Retail saw favorable deposit trends emerge in the quarter, with the mix shifting away from thinly priced CDs to demand and savings accounts, with these deposits increasing 11% from a year ago. While auto leases and certain portions of the brokered home equity portfolios were intentionally reduced by $5.2 billion from a year ago, the direct home equity portfolio increased 13% during the same period.

..    Commercial Banking has improved the quality of its revenue mix through successful efforts over the past year to reduce credit exposure and increase the sales of non-lending products. Non-lending products provided approximately 60% of revenues in the first quarter, up from 51% one year ago. Contributing to this trend was 12% revenue growth in Global Trade and Treasury Services (GT&TS).

..    Credit Card's 61% increase in earnings from the year-ago quarter reflected the continued efforts to enhance the profitability of the business. To that end, return on outstandings improved to 2.40% from 1.46%. While seasonality contributed to the decline in outstandings from the end of 2001, profitable organic growth continues to be the top priority for the business. With better knowledge of our customer base and profitability drivers through portfolio segmentation, we have greater confidence about increasing both our marketing spending and effectiveness.

..    Investment Management sales have improved significantly from a year ago despite the challenging markets, with retail brokerage and institutional sales reaching record levels, up 21% and 28%, respectively. Assets under management reflected this growth as One Group(R) money market funds increased 38% year-over-year and 10% from the fourth quarter, compared to the industry growth of 11% and a decline of 1%, respectively. Additionally, equity and fixed income funds attained modest growth and maintained their market share. Operating leverage was further enhanced by an improvement in the efficiency ratio to 58% from 67% a year ago.

..    Improved efficiency remains an important focus for the Corporation.
     Noninterest expense was $2.345 billion for the quarter, including $85 million due to the consolidation of two joint ventures, Paymentech and Anexsys. The Corporation has exceeded its goal of a $9.2 billion annualized expense run-rate, excluding the impact of the two consolidations. Headcount decreased by 6,920, or 9%, from one year ago, and 1,282 from the fourth quarter, after adjusting for 1,627 additions related to the two consolidations.

..    During the quarter, the Corporation reduced its sensitivity to a 1%
     parallel rise in interest rates by approximately 50%. After these actions, the Corporation's net interest margin would still be negatively impacted by increasing interest rates.

LINE OF BUSINESS DISCUSSION

Highlights - Operating Income (Loss) by Line of Business

-------------------------------------------------------------------------------------------------
                                                                                % change vs.
                                            1Q02         4Q01       1Q01        1Q01      4Q01
                                            ----         ----       ----        ----      ----
($ millions)
Retail                                      $343         $289       $341          1%       19%
Commercial Banking                           143          148        196        (27)       (3)
Credit Card                                  239          326        148         61       (27)
Investment Management                        114          108         82         39         6
Corporate                                    (52)        (106)       (88)        41        51
                                            -----        -----      -----
      Total Corporation - operating          787          765        679         16         3

Restructuring-related charge                  --         (224)        --         --        NM
                                            ----         -----      -----
      Total Corporation - reported          $787         $541       $679         16%       45%

              NM = not meaningful

-------------------------------------------------------------------------------------------------


Retail

Retail reported first quarter net income of $343 million, up 1% from the year-ago quarter. Lower operating expenses were offset by a decline in net interest income, driven by intentional reductions in certain lending portfolios, and an increase in the provision. Operating income increased 19% from the previous quarter, reflecting the seasonal impact of tax refund anticipation lending.

Net interest income decreased 3% from the first quarter of 2001, primarily due to the intentional reductions of the auto lease and brokered home equity portfolios. Noninterest income rose 1% from the year-ago quarter, with higher deposit fees and investment commissions in part offset by lower loan fees.

Noninterest expense was $822 million, a 7% decline from last year's first quarter, driven by improved efficiencies in operations and technology, the absence of goodwill amortization, and reductions in operating losses and headcount.

The provision for credit losses was $267 million, up $23 million from the year-ago quarter, reflecting increased net charge-offs in the home equity portfolio, partially offset by the absence of reserve build. Compared to the fourth quarter of 2001, the provision decreased $49 million due to the absence of reserve build and lower net charge-offs in the small business and auto lending portfolios.

Nonperforming assets were $1.561 billion, up $525 million from the first quarter of 2001 and $113 million from the fourth quarter, with both increases primarily driven by brokered home equity loans.

Commercial Banking

Commercial Banking reported first quarter net income of $143 million, down $53 million from the year-ago quarter, primarily due to lower net interest income driven by the intentional reduction of Corporate Banking credit exposure. Operating income declined 3% from the previous quarter, reflecting lower revenue, partially offset by lower provision and noninterest expense.

Net interest income of $655 million declined 8% from the year-ago quarter, driven by a reduction of $15.9 billion, or 18%, in average loans. Partially offsetting this decline, net interest income benefited from higher average deposit levels.

Noninterest income was $371 million, down 4% from the first quarter of 2001. Banking fees and commissions increased 7%, primarily due to growth in the asset backed finance and investment grade bond underwriting businesses. Service charges on deposits increased 39%, reflecting improvement in GT&TS volumes and pricing as well as a shift in the payment of services to fees from net interest income due to the lower value of customers' compensating deposit balances. Trading revenue decreased 66%, reflecting a decline in the fair value of credit derivatives used to manage credit risk as well as lower foreign exchange and fixed income revenue.

Noninterest expense was $560 million, down 1% from the year-ago quarter.

Corporate Banking net charge-offs were $163 million, or 1.81% of average loans, up from 1.49% a year ago and 1.72% in the fourth quarter. First quarter charge-offs included $63 million of loans sold and held for sale, compared to $89 million in the year-ago quarter and $26 million in the fourth quarter. Middle Market net charge-offs were $118 million, or 1.34% of average loans, up from 0.68% in the year-ago quarter and down from 1.75% in the fourth quarter.

The allowance for credit losses at March 31, 2002, was $3.071 billion, essentially unchanged from the fourth quarter, and represented 4.45% of period-end loans. Nonperforming loans at March 31, 2002, were $2.257 billion, up 6% from the fourth quarter, driven primarily by a 12% increase in Middle Market nonperforming loans.

Credit Card

Credit Card reported first quarter net income of $239 million, up $91 million from the year-ago quarter, reflecting higher net interest income. Operating income decreased $87 million from the fourth quarter due to seasonality, lower volume-related revenue, higher losses and increased marketing expense. First quarter results reflected the consolidation of the Corporation's interest in Paymentech, a leading merchant processor, which was previously recorded under the equity method of accounting. The new consolidated basis increased certain balance sheet categories, noninterest income by $77 million, and noninterest expense by $70 million, but had no impact on net income.

Managed loans were $64.8 billion at March 31, 2002, up $800 million from the year-ago period, including the addition of the Wachovia portfolio. Managed loans declined $3.4 billion from December 31, 2001. Credit Card opened 941,000 new accounts during the quarter, a 21% increase from the first quarter of 2001.

Total revenue was $1.957 billion for the quarter, a 15% improvement from one year ago, driven by the addition of the Wachovia portfolio, the benefit of lower interest rates and the consolidation of Paymentech, partially offset by lower volume-related revenue and no new securitization activity.

Noninterest expense totaled $621 million, up 21% from the year-ago quarter, reflecting the Paymentech consolidation, the addition of the Wachovia portfolio and higher marketing expense, partially offset by lower processing costs.

The managed provision for credit losses was $943 million, a 1% decrease from the year-ago quarter, reflecting lower losses, partially offset by the Wachovia portfolio. The managed charge-off rate was 5.69%, compared to 5.81% in the year-ago quarter and 5.59% in the fourth quarter. The managed 30-day delinquency rate was 4.27%, down from 4.33% in the year-ago quarter and 4.46% in the fourth quarter.

Investment Management

Investment Management reported first quarter net income of $114 million, up 39% from the year-ago quarter, driven by higher revenue and continued cost control. Compared to the fourth quarter, operating income increased 6%, reflecting higher revenue and lower provision.

Assets under management at quarter-end improved to $148.3 billion, up 13% from a year ago. One Group(R) mutual fund assets increased to $89.9 billion in the first quarter, up 27% year-over-year. The increase was attributed to significant growth in money market assets.

One Group funds performance remained strong during the first quarter. The percent of client assets in funds rated 4 and 5 by Morningstar at March 31, 2002, was 55%, down from 57% in the fourth quarter, and 89% of assets were in funds rated three stars or higher, up from 88% in the fourth quarter.

Revenue increased 8% year-over-year, contributing to improved operating leverage. Net interest income totaled $115 million, up 11% from the year-ago period, reflecting a 12% increase in average deposits and wider deposit spreads. Noninterest income was $329 million, up $22 million from the year-ago quarter, primarily driven by a 21% increase in the sale of mutual funds and annuities.

Noninterest expense was $257 million, down 7% from a year ago, driven principally by lower support-related headcount.

Corporate

Corporate reported a net loss of $52 million in the first quarter, compared with a net loss of $88 million in the 2001 first quarter and a $106 million operating loss in the fourth quarter.

Net interest expense decreased to $41 million in the first quarter, compared to $201 million in the year-ago quarter, driven by lower interest rates that positively impacted the Corporation's funding costs.

Noninterest income was relatively flat from the year-ago quarter. Investment securities losses, which include the corporate fixed income and equity, venture capital and private equity portfolios, were $18 million, an improvement of $79 million from the 2001 first quarter. This was mainly due to lower venture fund investment write-downs and higher gains in other corporate investments. The year-over-year variance in other losses was driven by the inclusion of $73 million in gains in the 2001 first quarter from the sale of the Corporation's portion of the controlling equity position in EquiServe Limited Partnership and from the sale of the Corporation's investment in Star Systems, an ATM network.

Unallocated corporate expenses were $85 million compared to zero in the year-ago quarter.

Provision was $15 million, reflecting charge-offs against other loan assets.

CAPITAL MANAGEMENT

The tangible common equity to tangible managed assets ratio was 6.2% at March 31, 2002, up from 5.9% at December 31, 2001. Tier 1 and Total capital ratios were 9.0% and 12.7% at quarter-end, respectively, improved from 8.6% and 12.2% at December 31, 2001.

Bank One Corporation is the nation's sixth largest bank holding company, with assets of more than $260 billion. Bank One offers a full range of financial services to large corporate and middle market commercial customers and retail consumers. It is the largest VISA credit card issuer, the third largest bank lender to small businesses and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates more than 1,700 banking centers and a nationwide network of ATMs. Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at
                                   ---------------
877-ONE-FACT.

Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held today, April 16, at 3:00 p.m. (Eastern). To participate, phone (800) 806-3708 (domestic) or (706) 645-9241 (international); reference "Bank One First Quarter Earnings Release".

The live audio webcast will be available through the Investor Relations section of Bank One's website at www.shareholder.com/one/medialist.cfm.
                         -------------------------------------

A playback of this conference call will be available after 6:00 p.m. today through Friday, April 26, by calling (800) 642-1687 (domestic) or (706) 645-9291 (international); conference ID 3740488.

Forward-looking Statement

This discussion of financial results contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current beliefs and expectations, and are subject to significant risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are described in the Corporation's reports filed with the Securities and Exchange Commission, including the Corporation's Form 10-K for the year ended December 31, 2001.

                                       ###


Media Contacts:
Thomas A. Kelly      (312) 732-7007

Investor Contacts:
Julie C. Benda       (312) 732-5771
Sandra M. Catanzaro  (312) 732-8013
Alissa A. Burny      (312) 732-2344

                                                                          [LOGO]

                              BANK ONE CORPORATION
                              FINANCIAL SUPPLEMENT
                               FIRST QUARTER 2002



Line of Business Results *                                             Page
--------------------------                                             ----

Retail .............................................................    9-10
Commercial Banking .................................................   11-13
Credit Card ........................................................   14-15
Investment Management ..............................................   16-18
Corporate ..........................................................      19
Totals .............................................................      20

Consolidated Results
--------------------

Summary of Consolidated Selected Financial Information .............   21-22
Consolidated Statements of Income ..................................      23
Consolidated Balance Sheets ........................................      24
Credit Quality .....................................................   25-26
Capital and Intangible Assets ......................................      26
Managed Income Statement Statistics ................................      26


Additional Schedules  **
------------------------

Average Balance Sheet, Yields & Rates - Managed Basis
Average Balance Sheet, Yields & Rates - Reported Basis

   * See 2001 Form 10-K for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

   ** Available through the Investor Relations section of www.bankone.com.
                                                          ----------------

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                    2002                    2001                            1st Qtr 2002
                                                  ---------  -----------------------------------------------------------------------
                                                  1st Qtr    4th Qtr  3rd Qtr  2nd Qtr   1st Qtr    Chg Prior Yr.    Chg. Prior Qtr
                                                  ---------  -----------------------------------------------------------------------
                                                                                                     Amt       %      Amt       %
Retail
----------------------------------------------

INCOME STATEMENT DATA
---------------------------------------
Net interest income - FTE               $MM        $ 1,255    $ 1,221  $ 1,222  $ 1,219   $ 1,299  $    (44)    -3% $     34      3%

    Banking fees and commissions                       118        110      112      111       122        (4)    -3%        8      7%
    Credit card revenue                                 40         44       43       41        36         4     11%       (4)    -9%
    Service charges on deposits                        201        207      202      197       185        16      9%       (6)    -3%
    Trading                                             (1)         -        -        -         -        (1)     0%       (1)     0%
    Other income (loss)                                  4          -        1        8        16       (12)   -75%        4      0%
                                                  --------  -----------------------------------------------         --------
 Noninterest income                                    362        361      358      357       359         3      1%        1      0%
                                                  --------  -----------------------------------------------         --------
 Total revenue                                       1,617      1,582    1,580    1,576     1,658       (41)    -2%       35      2%

 Provision for credit losses                           267        316      247      200       244        23      9%      (49)   -16%

    Salaries and employee benefits                     364        359      372      381       363         1      0%        5      1%
    Other expense                                      458        457      494      505       517       (59)   -11%        1      0%
                                                  --------  -----------------------------------------------         --------
 Noninterest expense                                   822        816      866      886       880       (58)    -7%        6      1%
                                                  --------  -----------------------------------------------         --------
 Pretax operating income (loss) - FTE                  528        450      467      490       534        (6)    -1%       78     17%
 Tax expense (benefit) & FTE adj                       185        161      163      177       193        (8)    -4%       24     15%
                                                  --------  -----------------------------------------------         --------
    Operating income (loss)                            343        289      304      313       341         2      1%       54     19%
    Restructuring-related charges,                       -        (68)       -        2         -         -      0%       68     N/M
    net of tax                                    --------  -----------------------------------------------         --------
    Net income (loss)                              $   343    $   221  $   304  $   315   $   341  $      2      1% $    122     55%
                                                  ========  ===============================================         ========

FINANCIAL PERFORMANCE
---------------------------------------
Return (loss) on equity (2)                             22%        18%      19%      21%       23%       -1%               4%
Efficiency ratio (2)                                    51%        52%      55%      56%       53%       -2%              -1%
Headcount - full-time                               32,746     32,904   34,001   35,322    35,114    (2,368)    -7%     (158)     0%

ENDING BALANCES
---------------------------------------
     Small business commercial loans     $B        $  10.0    $   9.9  $  10.0  $   9.8   $   9.3  $    0.7      8% $    0.1      1%
     Home equity loans                                29.9       30.3     30.7     30.3      30.8      (0.9)    -3%     (0.4)    -1%
     Vehicle loans                                    13.7       13.5     13.5     14.1      14.2      (0.5)    -4%      0.2      1%
     Vehicle leases                                    5.4        6.1      6.9      7.3       8.0      (2.6)   -33%     (0.7)   -11%
     Other personal loans (3)                          8.6        9.8      9.9     10.9      11.1      (2.5)   -23%     (1.2)   -12%
                                                  --------  -----------------------------------------------         --------
 Total loans                                       $  67.6    $  69.6  $  71.0  $  72.4   $  73.4  $   (5.8)    -8% $   (2.0)    -3%

 Assets                                               71.3       73.6     75.0     76.1      76.9      (5.6)    -7%     (2.3)    -3%

     Demand deposits                                  26.0       25.5     24.4     24.1      24.2       1.8      7%      0.5      2%
     Savings                                          37.9       36.1     34.7     33.8      33.3       4.6     14%      1.8      5%
     Time                                             24.9       25.6     28.1     29.7      31.2      (6.3)   -20%     (0.7)    -3%
                                                  --------  -----------------------------------------------          -------
 Total deposits                                       88.8       87.2     87.2     87.6      88.7       0.1      0%      1.6      2%

 Equity                                                6.2        6.2      6.2      6.2       6.0       0.2      3%        -      0%

AVERAGE BALANCES
---------------------------------------
     Small business commercial loans     $B        $  10.0    $   9.8  $   9.9  $   9.6   $   9.2  $    0.8      9% $    0.2      2%
     Home equity loans                                30.1       30.6     30.8     30.5      31.1      (1.0)    -3%     (0.5)    -2%
     Vehicle loans                                    13.5       13.4     14.0     14.1      14.2      (0.7)    -5%      0.1      1%
     Vehicle leases                                    5.7        6.4      7.0      7.6       8.2      (2.5)   -30%     (0.7)   -11%
     Other personal loans (3)                          9.9        9.8     10.0     10.9      11.3      (1.4)   -12%      0.1      1%
                                                  --------  -----------------------------------------------         --------
 Total loans                                          69.2       70.0     71.7     72.7      74.0      (4.8)    -6%     (0.8)    -1%

 Assets                                               72.9       74.0     75.7     76.6      78.2      (5.3)    -7%     (1.1)    -1%

     Demand deposits                                  25.1       24.3     23.8     23.8      23.8       1.3      5%      0.8      3%
     Savings                                          37.1       35.8     34.4     33.5      32.5       4.6     14%      1.3      4%
     Time                                             25.4       26.3     28.8     30.6      31.9      (6.5)   -20%     (0.9)    -3%
                                                  --------  -----------------------------------------------         --------
 Total deposits                                       87.6       86.4     87.0     87.9      88.2      (0.6)    -1%      1.2      1%

 Equity                                                6.2        6.2      6.2      6.1       5.9       0.3      5%        -      0%

(1) Prior period data has been adjusted for the transfer of Dealer Commercial Services business from Retail to Commercial.
(2) Ratios are calculated based on operating income for the line of business which excludes any restructuring-related charges.
(3) First quarter is favorably impacted by tax refund anticipation loan activity.


N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                    2002                    2001                             1st Qtr 2002
                                                  ---------  -----------------------------------------------------------------------
                                                  1st Qtr    4th Qtr  3rd Qtr  2nd Qtr   1st Qtr    Chg Prior Yr.    Chg. Prior Qtr
                                                  ---------  -----------------------------------------------------------------------
                                                                                                     Amt      %      Amt       %
Retail - continued
-----------------------------------------------


CREDIT QUALITY
---------------------------------------
Net charge-offs:                        $MM
        Small business commercial                  $    14    $    23  $    20  $    17   $    10    $    4   40%  $    (9)   -39%

        Home equity loans                              130        125       84       93        73        57   78%        5      4%
        Vehicle loans (1)                               66         74       59       52        61         5    9%       (8)   -11%
        Vehicle leases                                  30         26       25       20        28         2    6%        4     17%
        Other personal loans                            26         34       35       19        34        (8) -24%       (8)   -24%
                                                  --------   ----------------------------------------------       --------
     Total consumer (1)                                252        259      203      184       196        56   29%       (7)    -3%
                                                  --------   ----------------------------------------------       --------
    Total net charge-offs (1)                      $   266        282      223      201       206    $   60   29%  $   (16)    -6%

Net charge-off ratios:
        Small business commercial                     0.56%      0.94%    0.81%    0.71%     0.43%     0.13%         -0.38%

        Home equity loans                             1.73%      1.63%    1.09%    1.22%     0.94%     0.79%          0.09%
        Vehicle loans (1)                             1.96%      2.22%    1.70%    1.47%     1.71%     0.25%         -0.26%
        Vehicle leases                                2.11%      1.61%    1.41%    1.07%     1.38%     0.72%          0.50%
        Other personal loans                          1.05%      1.39%    1.40%    0.70%     1.20%    -0.15%         -0.34%
                                                  --------   ----------------------------------------------       --------
    Total consumer (1)                                1.70%      1.72%    1.31%    1.17%     1.21%     0.49%         -0.02%
                                                  --------   ----------------------------------------------       --------
    Total net charge-offs (1)                         1.54%      1.61%    1.24%    1.11%     1.11%     0.42%         -0.07%

Nonperforming assets:
     Commercial                         $MM        $   318    $   303  $   241  $   245   $   231    $   87   38%  $    15      5%
     Consumer                                        1,084      1,041      914      804       728       356   49%       43      4%
                                                  --------   ----------------------------------------------       --------
     Total nonperforming loans                       1,402      1,344    1,155    1,049       959       443   46%       58      4%
     Other including OREO                              159        104       76       69        77        82   N/M       55     53%
                                                  --------   ----------------------------------------------       --------
    Total nonperforming assets                     $ 1,561    $ 1,448  $ 1,231  $ 1,118   $ 1,036    $  525   51%  $   113      8%

Allowance for loan losses               $MM        $ 1,028    $ 1,027  $   979  $   938   $   914       114   12%  $     1      0%
Allowance to period end loans                         1.52%      1.48%    1.38%    1.30%     1.25%     0.28%          0.05%
Allowance to nonperforming loans                        73%        76%      85%      89%       95%      -22%            -3%
Nonperforming assets to related assets                2.30%      2.08%    1.73%    1.54%     1.41%     0.89%          0.23%

DISTRIBUTION
---------------------------------------
 # Banking centers                                   1,776      1,802    1,805    1,808     1,811       (35)  -2%      (26)    -1%
 # ATMs                                              5,109      5,141    5,652    5,703     5,762      (653) -11%      (32)    -1%

 # On-line customers                    000s         1,248      1,083    1,040    1,035       931       317   34%      165     15%
 # Households                                        7,159      7,258    7,361    7,499     7,586      (427)  -6%      (99)    -1%
 # Business customers                                  494        508      512      530       513       (19)  -4%      (14)    -3%
 # Debit cards issued                                4,404      4,565    4,491    4,378     4,293       111    3%     (161)    -4%

INVESTMENTS
---------------------------------------
Investment sales volume                 $MM        $ 1,377    $ 1,357  $ 1,231  $ 1,141   $ 1,138    $  239   21%  $    20      1%


(1) First quarter 2002 and fourth, third, second and first quarter 2001 amounts include $1 million, $14 million, $14 million, $24 million and $40 million, respectively, of charge-offs which are not so classified in the corporation's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.


N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                    2002                        2001                          1st Qtr 2002
                                                  ---------  -----------------------------------------------------------------------
                                                   1st Qtr    4th Qtr  3rd Qtr  2nd Qtr   1st Qtr    Chg Prior Yr.    Chg. Prior Qtr
                                                  ---------  -----------------------------------------------------------------------
                                                                                                     Amt       %      Amt        %
Commercial Banking
----------------------------------------------

INCOME STATEMENT DATA
---------------------------------------
Net interest income - FTE               $MM        $   655    $   694  $   657  $   699   $   715   $   (60)    -8% $    (39)    -6%

    Banking fees and commissions                       175        190      182      183       163        12      7%      (15)    -8%
    Credit card revenue                                 14         21       21       22        22        (8)   -36%       (7)   -33%
    Service charges on deposits                        184        162      175      149       132        52     39%       22     14%
    Fiduciary & investment management fees              (1)         2        3       (1)       (1)        -      0%       (3)    N/M
    Investment securities gains (losses)                 -          -      (12)       -         -         -      0%        -      0%
    Trading                                             26         44       81       67        77       (51)   -66%      (18)   -41%
    Other income (loss)                                (27)       (29)     (23)     (42)       (6)      (21)    N/M         2     7%
                                                  --------  -----------------------------------------------        ---------
 Noninterest income                                    371        390      427      378       387       (16)    -4%      (19)    -5%
                                                  --------  -----------------------------------------------        ---------
 Total revenue                                       1,026      1,084    1,084    1,077     1,102       (76)    -7%      (58)    -5%

 Provision for credit losses                           281        323      246      240       264        17      6%      (42)   -13%

    Salaries and employee benefits                     269        283      265      267       274        (5)    -2%      (14)    -5%
    Other expense                                      291        295      282      293       291         -      0%       (4)    -1%
                                                  --------  -----------------------------------------------        ---------
 Noninterest expense                                   560        578      547      560       565        (5)    -1%      (18)    -3%
                                                  --------  -----------------------------------------------        ---------
 Pretax operating income (loss) - FTE                  185        183      291      277       273       (88)   -32%        2      1%
 Tax expense (benefit) & FTE adj                        42         35       86       80        77       (35)   -45%        7     20%
                                                  --------  -----------------------------------------------        ---------
    Operating income (loss)                            143        148      205      197       196       (53)   -27%       (5)    -3%
    Restructuring-related charges, net of tax            -        (46)       -        -         -         -      0%       46     N/M
                                                  --------  -----------------------------------------------        ---------
    Net income (loss)                              $   143    $   102  $   205  $   197   $   196   $   (53)   -27% $     41     40%
                                                  ========  ===============================================        =========

Memo: Revenue by activity (3)
    Lending-related revenue                            412        481      493      510       539      (127)   -24%      (69)   -14%
    Global Treasury & Trade Services                   429        414      416      393       383        46     12%       15      4%
    Capital markets  (4)                               168        191      163      166       164         4      2%      (23)   -12%
    Other                                               17         (2)      12        8        16         1      6%       19     N/M

FINANCIAL PERFORMANCE
---------------------------------------
Return (loss) on equity (5)                              8%         8%      11%      11%       11%       -3%               0%
Efficiency ratio (5)                                    55%        53%      50%      52%       51%        4%               2%

Headcount - full-time (6)
    Corporate Banking (including Capital Markets)    2,306      2,714    2,768    2,899     2,921      (615)   -21%     (408)   -15%
    Middle Market                                    3,064      3,251    3,351    3,388     3,492      (428)   -12%     (187)    -6%
    Global Treasury & Trade Services                 4,731      4,393    4,458    4,509     4,457       274      6%      338      8%
    Operations, Technology, and other Admin          2,203      2,188    2,210    2,201     2,167        36      2%       15      1%
                                                  --------  -----------------------------------------------        ---------
Total headcount - full-time                         12,304     12,546   12,787   12,997    13,037      (733)    -6%     (242)    -2%

ENDING BALANCES
---------------------------------------
Loans                                    $B        $  69.0    $  72.5  $  77.4  $  80.2   $  84.9   $ (15.9)   -19% $   (3.5)    -5%
 Assets                                               96.3      100.7    106.5    109.4     108.5     (12.2)   -11%     (4.4)    -4%

     Demand deposits                                  22.4       25.5     23.3     22.1      20.3       2.1     10%     (3.1)   -12%
     Savings                                           2.9        3.1      2.8      2.9       2.6       0.3     12%     (0.2)    -6%
     Time                                             11.1       14.0      9.4      8.2       6.0       5.1     85%     (2.9)   -21%
     Foreign offices                                   7.0        8.6      9.3      9.9       6.6       0.4      6%     (1.6)   -19%
                                                  --------  -----------------------------------------------        ---------
Total deposits                                        43.4       51.2     44.8     43.1      35.5       7.9     22%     (7.8)   -15%

 Equity                                                7.4        7.3      7.3      7.3       7.2       0.2      3%      0.1      1%

(1) Prior period data has been adjusted for the transfer of Dealer Commercial Services business from Retail to Commercial.
(2) Results include the effect of consolidating Anexsys in the first quarter 2002, which had an immaterial impact on revenue and expense and no impact on operating income. Headcount increased by 276.
(3)  Prior periods have been adjusted to conform with the current organization.
(4) Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.
(5) Ratios are calculated based on operating income for the line of business which excludes any restructuring-related charges.
(6) Prior period headcount data has been adjusted for the transfer of the Cash Vault Services business from Commercial to Corporate.

N/A = not available
N/M - not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                    2002                      2001                            1st Qtr 2002
                                                  ---------  -----------------------------------------------------------------------
                                                   1st Qtr    4th Qtr  3rd Qtr  2nd Qtr   1st Qtr    Chg Prior Yr.    Chg. Prior Qtr
                                                  ---------  -----------------------------------------------------------------------
                                                                                                     Amt        %     Amt        %
Commercial Banking - continued
----------------------------------------------

AVERAGE BALANCES
---------------------------------------
Loans                                    $B        $  71.1    $  74.3  $  78.1  $  82.7   $  87.0   $ (15.9)   -18%  $  (3.2)    -4%
 Assets                                               99.3      102.3    106.3    109.7     110.1     (10.8)   -10%     (3.0)    -3%

     Demand deposits                                  22.7       23.2     20.9     20.8      20.6       2.1     10%     (0.5)    -2%
     Savings                                           3.0        2.8      2.8      2.7       2.6       0.4     15%      0.2      7%
     Time                                             17.2       13.7      9.2      6.6       5.9      11.3     N/M      3.5     26%
     Foreign offices                                   8.2        9.3     10.0      9.5       7.1       1.1     15%     (1.1)   -12%
                                                  --------  -----------------------------------------------         ---------
 Total deposits                                       51.1       49.0     42.9     39.6      36.2      14.9     41%      2.1      4%

 Equity                                                7.4        7.3      7.3      7.3       7.2       0.2      3%      0.1      1%

CREDIT QUALITY
---------------------------------------
Net commercial charge-offs              $MM        $   281    $   322  $   230  $   239   $   249   $    32     13%  $   (41)   -13%

Net commercial charge-off ratio                       1.58%      1.73%    1.18%    1.16%     1.14%     0.44%           -0.15%

Nonperforming assets:

      Commercial nonperforming loans    $MM        $ 2,257    $ 2,127  $ 1,904  $ 1,753   $ 1,544   $   713     46%  $   130      6%
       Other including OREO                             33         27       30       18        19        14     74%        6     22%
                                                  --------  -----------------------------------------------         ---------
      Total nonperforming assets                   $ 2,290    $ 2,154  $ 1,934  $ 1,771   $ 1,563   $   727     47%  $   136      6%

Allowance for loan losses               $MM        $ 3,071    $ 3,079  $ 3,078  $ 3,067   $ 3,068         3      0%  $    (8)     0%
Allowance to period end loans                         4.45%      4.25%    3.98%    3.82%     3.61%     0.84%            0.20%
Allowance to nonperforming loans                       136%       145%     162%     175%      199%      -63%              -9%
Nonperforming assets to related assets                3.32%      2.97%    2.50%    2.21%     1.84%     1.48%            0.35%


CORPORATE BANKING
---------------------------------------
Loans  - ending balance                  $B        $  34.7    $  36.6  $  40.5  $  43.3   $  47.8   $ (13.1)   -27%  $  (1.9)    -5%
       - average balance                              36.0       38.1     41.4     45.7      49.9     (13.9)   -28%     (2.1)    -6%

Deposits - ending balance                $B        $  21.5    $  28.7  $  24.1  $  23.1   $  17.4   $   4.1     24%  $  (7.2)   -25%
         - average balance                            29.1       28.2     23.9     20.8      18.0      11.1     62%      0.9      3%

Credit Quality:
    Net commercial charge-offs          $MM        $   163    $   164  $   131  $   155   $   186   $   (23)   -12%  $    (1)    -1%
    Net commercial charge-off ratio                   1.81%      1.72%    1.27%    1.36%     1.49%     0.32%            0.09%
    Nonperforming loans                 $MM        $ 1,170    $ 1,154  $ 1,051  $ 1,050   $   952   $   218     23%  $    16      1%
    Nonperforming loans to loans                      3.37%      3.15%    2.60%    2.42%     1.99%     1.38%            0.22%

SYNDICATIONS
---------------------------------------
Lead Arranger Deals:
   Volume                                $B        $  14.9    $  16.9  $   9.7  $  12.8   $  14.5   $   0.4      3%  $  (2.0)   -12%
   Number of transactions                               45         66       56       56        49        (4)    -8%      (21)   -32%
   League table standing - rank                          4          4        4        4         4         -      0%        -      0%
   League table standing - mkt share                     9%         7%       4%       3%        6%        3%               2%

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                   2002                         2001                             1st Qtr 2002
                                                  -------     ----------------------------------------------------------------------
                                                  1st Qtr      4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   Chg Prior Yr.   Chg Prior Qtr
                                                  -------     ----------------------------------------------------------------------
                                                                                                        Amt       %     Amt       %

Commercial Banking - continued
-------------------------------------------

MIDDLE MARKET BANKING
-----------------------------------
Loans  - ending balance                 $B        $  34.3     $ 35.9   $ 36.9   $ 36.9    $ 37.1    $ (2.8)    -8%   $ (1.6)     -4%
       - average balance                             35.1       36.2     36.7     37.0      37.1      (2.0)    -5%     (1.1)     -3%

Deposits - ending balance               $B        $  21.9     $ 22.5   $ 20.6   $ 20.0    $ 18.1    $  3.8     21%   $ (0.6)     -3%
         - average balance                           22.0       20.8     19.0     18.9      18.2       3.8     21%      1.2       6%

Credit Quality:
    Net commercial charge-offs          $MM       $   118     $  158   $   99   $   84    $   63    $   55     87%   $  (40)    -25%
    Net commercial charge-off ratio                  1.34%      1.75%    1.08%    0.91%     0.68%     0.67%           -0.40%
    Nonperforming loans                 $MM       $ 1,087     $  973   $  853   $  703    $  592    $  495     84%   $  114      12%
    Nonperforming loans to loans                     3.17%      2.71%    2.31%    1.91%     1.60%     1.57%            0.46%

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                   2002                         2001                           1st Qtr 2002
                                                  -------     ----------------------------------------------------------------------
                                                  1st Qtr      4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   Chg Prior Yr.   Chg Prior Qtr
                                                  -------     ----------------------------------------------------------------------
                                                                                                        Amt       %     Amt       %

Credit Card - managed basis
----------------------------------------------

INCOME STATEMENT DATA
---------------------------------------
Net interest income - FTE               $MM       $  1,555   $  1,635  $ 1,606  $ 1,458   $ 1,391   $   164     12% $    (80)    -5%

    Banking fees and commissions                        25         25       23       22        25         -      0%        -      0%
    Credit card revenue                                395        313      309      278       247       148     60%       82     26%
    Other income (loss)                                (18)        25       22       36        37       (55)    N/M      (43)    N/M
                                                  --------   ----------------------------------------------         --------
 Noninterest income                                    402        363      354      336       309        93     30%       39     11%
                                                  --------   ----------------------------------------------         --------
 Total revenue                                       1,957      1,998    1,960    1,794     1,700       257     15%      (41)    -2%

 Provision for credit losses                           943        930      981      962       950        (7)    -1%       13      1%

    Salaries and employee benefits                     146        122      123      124       129        17     13%       24     20%
    Other expense                                      475        427      412      398       385        90     23%       48     11%
                                                  --------   ----------------------------------------------         --------
 Noninterest expense                                   621        549      535      522       514       107     21%       72     13%
                                                  --------   ----------------------------------------------         --------
 Pretax operating income (loss) - FTE                  393        519      444      310       236       157     67%     (126)   -24%
 Tax expense (benefit) & FTE adj                       154        193      165      117        88        66     75%      (39)   -20%
                                                  --------   ----------------------------------------------         --------
    Operating income (loss)                            239        326      279      193       148        91     61%      (87)   -27%
    Restructuring-related charges, net of tax            -        (39)       -        -         -         -      0%       39     N/M
                                                  --------   ----------------------------------------------         --------
    Net income (loss)                             $    239   $    287  $   279  $   193   $   148   $    91     61% $    (48)   -17%
                                                  ========   ==============================================         ========


 Memo: Net securitization gains (amortization)         (31)       (20)     (22)     (19)       (1)      (30)    N/M      (11)   -55%

FINANCIAL PERFORMANCE
---------------------------------------
% of average outstandings:
    Net interest income- FTE                          9.51%      9.75%    9.57%    9.25%     8.63%     0.88%           -0.24%
    Provision for credit losses                       5.77%      5.55%    5.84%    6.11%     5.89%    -0.12%            0.22%
    Noninterest income                                2.46%      2.17%    2.11%    2.13%     1.92%     0.54%            0.29%
                                                  --------   ----------------------------------------------         --------
           Risk adjusted margin                       6.20%      6.37%    5.84%    5.27%     4.66%     1.54%           -0.17%
    Noninterest expense                               3.80%      3.27%    3.19%    3.31%     3.19%     0.61%            0.53%
                                                  --------   ----------------------------------------------         --------
    Pretax income (loss) - FTE                        2.40%      3.10%    2.64%    1.97%     1.46%     0.94%           -0.70%
    Operating income (loss)                           1.46%      1.94%    1.66%    1.22%     0.92%     0.54%           -0.48%
    Restructuring-related charges, net of tax         0.00%     -0.23%    0.00%    0.00%     0.00%     0.00%            0.23%
    Net income (loss)                                 1.46%      1.71%    1.66%    1.22%     0.92%     0.54%           -0.25%

Return (loss) on equity (2)                             15%        20%      17%      12%       10%        5%              -5%
Efficiency ratio (2)                                    32%        27%      27%      29%       30%        2%               5%
Headcount - full-time                               10,718      9,871   10,245   10,785    11,122      (404)    -4%      847      9%

ENDING BALANCES
---------------------------------------
     Owned                               $B       $    7.4   $    6.8  $   8.4  $   6.2   $   5.5   $   1.9     35% $    0.6      9%
     Seller's interest                                22.3       24.0     18.4     17.0      17.8       4.5     25%     (1.7)    -7%
                                                  --------   ----------------------------------------------         --------
     Loans on balance sheet                           29.7       30.8     26.8     23.2      23.3       6.4     27%     (1.1)    -4%
     Securitized                                      35.1       37.3     40.0     39.8      40.7      (5.6)   -14%     (2.2)    -6%
                                                  --------   ----------------------------------------------         --------
Loans                                             $   64.8   $   68.2  $  66.8  $  63.0   $  64.0   $   0.8      1% $   (3.4)    -5%

 Assets                                               70.0       72.7     70.8     64.9      67.1       2.9      4%     (2.7)    -4%

 Equity                                                6.4        6.4      6.4      6.3       6.2       0.2      3%        -      0%

(1) Results include the effect of consolidating Paymentech in the first quarter 2002. The impact on the first quarter results was to increase net interest income by $3 million, noninterest income by $77 million, expense by $70 million; there was no impact on operating income. Headcount increased by 1,351.
(2) Ratios are calculated based on operating income for the line of business which excludes any restructuring-related charges.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                    2002                    2001                              1st  Qtr 2002
                                                  ---------  -----------------------------------------------------------------------
                                                   1st Qtr   4th Qtr  3rd Qtr  2nd Qtr   1st Qtr     Chg prior Yr.    Chg Prior Qtr
                                                  ---------  -----------------------------------------------------------------------
                                                                                                     Amt        %     Amt         %
Credit Card - managed basis - continued
-----------------------------------------

AVERAGE BALANCES
--------------------------------------
   Owned                                $B         $   7.2    $   8.3  $   7.9  $   6.0   $   5.2   $   2.0     38%  $  (1.1)   -13%
   Seller's interest                                  22.5       20.0     17.8     16.6      20.6       1.9      9%      2.5     13%
                                                  ---------  -----------------------------------------------        ---------
   Loans on balance sheet                             29.7       28.3     25.7     22.6      25.8       3.9     15%      1.4      5%
   Securitized                                        36.6       38.2     40.9     40.6      39.6      (3.0)    -8%     (1.6)    -4%
                                                  ---------  -----------------------------------------------        ---------
Loans                                              $  66.3    $  66.5  $  66.6  $  63.2   $  65.4   $   0.9      1%  $  (0.2)     0%

 Assets                                               71.4       71.2     70.2     65.3      68.2       3.2      5%      0.2      0%


 Equity                                                6.4        6.4      6.4      6.3       6.2       0.2      3%        -      0%


CREDIT QUALITY
--------------------------------------
Net charge-offs:
   Credit card - managed                           $   943    $   930  $   981  $   962   $   950   $    (7)    -1%  $    13      1%

Net charge-off ratios:
   Credit card - managed                              5.69%      5.59%    5.89%    6.09%     5.81%    -0.12%            0.10%
   12 month lagged (1)                                5.77%      5.67%    5.95%    5.82%     5.66%     0.10%            0.10%

Delinquency ratio - 30+ days                          4.27%      4.46%    4.25%    4.10%     4.33%    -0.06%           -0.19%
                  - 90+ days                          1.96%      1.93%    1.80%    1.78%     2.02%    -0.06%            0.03%

Allowance for loan losses                          $   396    $   396  $   397  $   197   $   197   $   199     N/M  $     -      0%
Allowance to period end owned loans                   5.35%      5.82%    4.73%    3.18%     3.58%     1.77%           -0.47%

OTHER DATA
--------------------------------------
Charge volume                           $B         $  34.0    $  38.3  $  35.2  $  34.4   $  32.5   $   1.5      5%  $  (4.3)   -11%
New accounts opened                     000s           941        998    1,149    1,003       775       166     21%      (57)    -6%
Cards issued                                        53,965     55,554   58,441   50,449    50,644     3,321      7%   (1,589)    -3%
# FirstUSA.com customers                MM             2.3        1.9      2.8      2.6       2.4      (0.1)    -4%      0.4     21%


(1) 1Q02, 4Q01 and 3Q01 ratios include Wachovia net charge-offs but exclude Wachovia 1Q01, 4Q00 and 3Q00 loans.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                    2002                    2001                             1st  Qtr 2002
                                                  ---------  -----------------------------------------------------------------------
                                                   1st Qtr   4th Qtr  3rd Qtr  2nd Qtr   1st Qtr     Chg prior Yr.    Chg Prior Qtr
                                                  ---------  -----------------------------------------------------------------------
                                                                                                     Amt        %     Amt         %
Investment Management
-------------------------------------------

INCOME STATEMENT DATA
--------------------------------------
Net interest income - FTE               $MM        $   115    $   111  $   106  $   107   $   104    $   11     11%    $   4      4%

    Banking fees and commissions                       132        126      125      119       110        22     20%        6      5%
    Service charges on deposits                          5          5        4        4         4         1     25%        -      0%
    Fiduciary & investment management fees             190        191      187      184       188         2      1%       (1)    -1%
    Other income (loss)                                  2          4        1        1         5        (3)   -60%       (2)   -50%
                                                  ---------  -----------------------------------------------         --------
 Noninterest income                                    329        326      317      308       307        22      7%        3      1%
                                                  ---------  -----------------------------------------------         --------
 Total revenue                                         444        437      423      415       411        33      8%        7      2%

 Provision for credit losses                             5         13        9       13         3         2     67%       (8)   -62%

    Salaries and employee benefits                     142        135      140      145       145        (3)    -2%        7      5%
    Other expense                                      115        119      113      123       132       (17)   -13%       (4)    -3%
                                                  ---------   ----------------------------------------------         --------
 Noninterest expense                                   257        254      253      268       277       (20)    -7%        3      1%
                                                  ---------   ----------------------------------------------         --------
 Pretax operating income (loss) - FTE                  182        170      161      134       131        51     39%       12      7%
 Tax expense (benefit) & FTE adj                        68         62       60       51        49        19     39%        6     10%
 -------------------------------                  ---------   ----------------------------------------------         --------
   Operating income (loss)                             114        108      101       83        82        32     39%        6      6%
   Restructuring-related charges, net of tax             -        (12)       -        -         -         -      0%       12     N/M
                                                  ---------   ----------------------------------------------         --------
   Net income (loss)                               $   114    $    96  $   101  $    83   $    82    $   32     39%    $  18     19%
                                                  ========    ==============================================         ========



Memo: Insurance revenues                           $   123    $   118  $   115  $   103   $   101    $   22     22%    $   4      4%

FINANCIAL PERFORMANCE
--------------------------------------
Return (loss) on equity (1)                             42%        39%      36%      33%       33%        9%               3%
Efficiency ratio (1)                                    58%        58%      60%      65%       67%       -9%               0%
Headcount - full-time                                5,993      6,071    6,253    6,371     6,522      (529)    -8%      (78)    -1%

ENDING BALANCES
--------------------------------------
Loans                                    $B        $   7.2    $   7.2  $   7.0  $   7.1   $   6.8    $  0.4      6%    $   -      0%
 Assets                                                8.6        8.6      8.5      8.4       8.0       0.6      8%        -      0%

     Demand deposits                                   3.0        2.8      2.1      2.3       1.7       1.3     76%      0.2      7%
     Savings                                           3.9        3.3      2.9      2.5       2.7       1.2     44%      0.6     18%
     Time                                              3.5        3.2      3.3      3.3       3.4       0.1      3%      0.3      9%
     Foreign offices                                   0.2        0.2      0.2      0.1       0.1       0.1     N/M        -      0%
                                                  ---------   ---------------------------------------------          --------
 Total deposits                                       10.6        9.5      8.5      8.2       7.9       2.7     34%      1.1     12%

 Equity                                                1.1        1.1      1.1      1.0       1.0       0.1     10%        -      0%


(1) Ratios are calculated based on operating income for the line of business which excludes any restructuring-related charges.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                    2002                   2001                              1st  Qtr 2002
                                                  ---------  -----------------------------------------------------------------------
                                                   1st Qtr   4th Qtr  3rd Qtr  2nd Qtr   1st Qtr     Chg prior Yr.    Chg Prior Qtr
                                                  ---------  -----------------------------------------------------------------------
                                                                                                     Amt        %     Amt         %
Investment Management - continued
---------------------------------------------

AVERAGE BALANCES
---------------------------------------
Loans                                    $B        $   7.0   $    7.0  $   6.9  $   6.9  $    6.8   $   0.2      3%  $     -      0%
 Assets                                                8.4        8.3      8.2      8.1       8.0       0.4      5%      0.1      1%

     Demand deposits                                   2.1        2.0      1.9      1.9       2.0       0.1      5%      0.1      5%
     Savings                                           3.7        3.0      2.8      2.7       2.7       1.0     37%      0.7     23%
     Time                                              3.2        3.2      3.3      3.3       3.4      (0.2)    -6%        -      0%
     Foreign offices                                   0.2        0.2      0.2      0.2       0.1       0.1     N/M        -      0%
                                                  ---------  -----------------------------------------------        ---------
 Total deposits                                        9.2        8.4      8.2      8.1       8.2       1.0     12%      0.8     10%

 Equity                                                1.1        1.1      1.1      1.0       1.0       0.1     10%        -      0%

CREDIT QUALITY
---------------------------------------
Net charge-offs:
    Commercial                          $MM        $     2   $     11  $     7  $    10  $      -   $     2      0%  $    (9)   -82%
     Consumer                                            3          2        2        3         -         3      0%        1     50%
                                                  ---------  -----------------------------------------------        ---------
    Total net charge-offs                          $     5   $     13  $     9  $    13  $      -   $     5      0%  $    (8)   -62%

Net charge-off ratios:
    Commercial                                        0.27%      1.31%    0.76%    1.07%     0.10%     0.17%           -1.04%
    Consumer                                          0.29%      0.20%    0.24%    0.37%    -0.04%     0.33%            0.09%
    Total net charge-offs                             0.29%      0.74%    0.52%    0.75%     0.00%     0.29%           -0.46%

Nonperforming assets:
     Commercial                         $MM        $    30   $     38  $    37  $    37  $     38   $    (8)   -21%  $    (8)   -21%
     Consumer                                            7          4        3        5         4         3     75%        3     75%
                                                  ---------  -----------------------------------------------        ---------
 Total nonperforming loans                              37         42       40       42        42        (5)   -12%       (5)   -12%
       Other including OREO                              -          1        1        -         -         -      0%       (1)    N/M
                                                  ---------  -----------------------------------------------        ---------
       Total nonperforming assets                  $    37   $     43  $    41  $    42  $     42   $    (5)   -12%  $    (6)   -14%

Allowance for loan losses                          $    25   $     25  $    25  $    25  $     25   $     -      0%  $     -      0%
Allowance to period end loans                         0.35%      0.35%    0.36%    0.35%     0.37%    -0.02%            0.00%
Allowance to nonperforming loans                        68%        60%      61%      60%       60%        8%               8%
Nonperforming assets to related assets                0.51%      0.60%    0.59%    0.59%     0.62%    -0.10%           -0.08%

ASSETS UNDER MANAGEMENT
ENDING BALANCES
---------------------------------------
Mutual Funds                             $B        $  89.9   $   83.5  $  75.3  $  74.4  $   71.0   $  18.9     27%  $   6.4      8%
Other                                                 58.4       59.1     55.5     57.9      60.5      (2.1)    -3%     (0.7)    -1%
                                                  ---------  -----------------------------------------------        ---------
    Total                                          $ 148.3   $  142.6  $ 130.8  $ 132.3  $  131.5   $  16.8     13%  $   5.7      4%

By type
-------
Money market                             $B        $  62.7   $   58.5  $  50.6  $  47.8  $   48.0   $  14.7     31%  $   4.2      7%
Equity                                                47.9       47.3     43.4     49.8      47.4       0.5      1%      0.6      1%
Fixed income                                          37.7       36.8     36.8     34.7      36.1       1.6      4%      0.9      2%
                                                  ---------  -----------------------------------------------        ---------
       Total                                       $ 148.3   $  142.6  $ 130.8  $ 132.3  $  131.5   $  16.8     13%  $   5.7      4%

By channel
----------
Private client services                  $B        $  48.0   $   49.7  $  48.8  $  52.0  $   55.4   $  (7.4)   -13%  $  (1.7)    -3%
Retail brokerage                                       9.8        9.7      9.0      9.5       9.2       0.6      7%      0.1      1%
Institutional                                         64.4       61.2     55.6     54.3      51.2      13.2     26%      3.2      5%
Commercial cash sweep                                 10.1        9.8      9.0      8.9       8.4       1.7     20%      0.3      3%
All other                                             16.0       12.2      8.4      7.6       7.3       8.7     N/M      3.8     31%
                                                  ---------  -----------------------------------------------        ---------
       Total                                       $ 148.3   $  142.6  $ 130.8  $ 132.3  $  131.5   $  16.8     13%  $   5.7      4%

Morningstar Rankings *
----------------------
% of 4 & 5 ranked funds                                 55%        57%      61%      54%       62%       -7%              -2%
% of 3+ ranked funds                                    89%        88%      90%      95%       95%       -6%               1%
* % of customer assets in Morningstar rated funds

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                    2002                    2001                             1st  Qtr 2002
                                                  ---------  -----------------------------------------------------------------------
                                                   1st Qtr   4th Qtr  3rd Qtr  2nd Qtr   1st Qtr     Chg prior Yr.    Chg Prior Qtr
                                                  ---------  -----------------------------------------------------------------------
                                                                                                     Amt        %     Amt         %
Investment Management - continued
----------------------------------------------

TRUST ASSETS
ENDING BALANCES
---------------------------------------
Trust assets under administration        $B       $  347.6    $ 352.5  $ 333.8  $ 342.3  $  319.6    $ 28.0      9%  $  (4.9)    -1%

CORPORATE TRUST SECURITIES
ENDING BALANCES
---------------------------------------
Corp. trust sec. under administration    $B       $1,044.1    $ 988.6  $ 917.1  $ 892.3  $  848.0   $ 196.1     23%  $  55.5      6%

RETAIL BROKERAGE
---------------------------------------
Mutual fund sales                       $MM       $    580    $   563  $   548  $   559  $    614   $   (34)    -6%  $    17      3%
Annuity sales                                          797        794      683      582       524       273     52%        3      0%
                                                  ---------  -----------------------------------------------        ---------
      Total sales                                 $  1,377    $ 1,357  $ 1,231  $ 1,141  $  1,138   $   239     21%  $    20      1%
 # of accounts - end of period          000s           390        394      394      393       390         -      0%       (4)    -1%
Mkt value cust assts-end of period       $B       $   24.2    $  23.4  $  22.4  $  23.6  $   22.1   $   2.1     10%  $   0.8      3%
 # of registered sales representatives                 737        724      703      704       697        40      6%       13      2%
 # of licensed retail bankers                        3,112      3,042    2,985    2,904     2,848       264      9%       70      2%
 Annuity account value                   $B            9.6        8.7      7.9      7.6       7.0       2.6     37%      0.9     10%

PRIVATE CLIENT SERVICES
---------------------------------------
 # of Private Client advisors                          660        641      658      682       714       (54)    -8%       19      3%
 # of Private Client offices                           105        105      105      105       104         1      1%        -      0%

Client Assets:
      Assets under management            $B       $   48.0    $  49.7  $  48.8  $  52.0  $   55.4   $  (7.4)   -13%  $  (1.7)    -3%

Ending Balances:
      Loans                              $B       $    6.9    $   7.0  $   6.8  $   6.9  $    6.8   $   0.1      1%  $  (0.1)    -1%
      Deposits                                         8.2        7.6      7.0      6.6       7.0       1.2     17%      0.6      8%

Average Balances:
      Loans                              $B       $    6.9    $   6.9  $   6.8  $   6.9  $    6.8   $   0.1      1%  $     -      0%
      Deposits                                         8.1        7.2      6.8      6.9       7.0       1.1     16%      0.9     13%

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information


                                                     2002                    2001                            1st Qtr 2002
                                                   ---------  ----------------------------------------------------------------------
                                                   1st Qtr    4th Qtr  3rd Qtr  2nd Qtr   1st Qtr    Chg Prior Yr.    Chg. Prior Qtr
Corporate                                          ---------  ----------------------------------------------------------------------
----------------------------------------------                                                        Amt       %      Amt       %

INCOME STATEMENT DATA
---------------------------------------
Net interest income - FTE               $MM        $   (41)   $   (83) $  (141) $  (240)  $  (201)  $   160     80% $     42     51%

    Banking fees and commissions                        (5)        (7)       3       (1)       (7)        2     29%        2     29%
    Credit card revenue                                 (1)         -       (1)      (2)        1        (2)    N/M       (1)     0%
    Service charges on deposits                          3         (4)       7        7         1         2     N/M        7     N/M
    Fiduciary & investment management fees               -          -        -        1         -         -      0%        -      0%
    Investment securities gains (losses)               (18)         3      (30)      69       (97)       79     81%      (21)    N/M
    Trading                                             (9)       (20)     (11)      (7)      (10)        1     10%       11     55%
    Other income (loss)                                 60         72       34       63       143       (83)   -58%      (12)   -17%
                                                  --------   -----------------------------------------------        --------
 Noninterest income                                     30         44        2      130        31        (1)    -3%      (14)   -32%
                                                  --------   -----------------------------------------------        --------
 Total revenue                                         (11)       (39)    (139)    (110)     (170)      159     94%       28     72%

 Provision for credit losses                            15          -        -        -         -        15      0%       15      0%

    Salaries and employee benefits                     175        161      146      155       109        66     61%       14      9%
    Other expense                                      (90)        (6)     (44)     (82)     (109)       19     17%      (84)    N/M
                                                  --------   -----------------------------------------------        --------
 Noninterest expense                                    85        155      102       73         -        85      0%      (70)   -45%
                                                  --------   -----------------------------------------------        --------
 Pretax operating income (loss) - FTE                 (111)      (194)    (241)    (183)     (170)       59     35%       83     43%
 Tax expense (benefit) & FTE adj                       (59)       (88)    (106)    (103)      (82)       23     28%       29     33%
                                                  --------   -----------------------------------------------        --------
    Operating income (loss)                            (52)      (106)    (135)     (80)      (88)       36     41%       54     51%
    Restructuring-related charges, net of tax            -        (59)       -        -         -         -      0%       59     N/M
                                                  --------   -----------------------------------------------        --------
    Net income (loss)                             $   (52)   $  (165) $  (135) $   (80)  $   (88)  $    36     41% $    113     68%
                                                  ========   ===============================================        ========

FINANCIAL PERFORMANCE
---------------------------------------
Headcount - full-time (1)                           12,103     12,127   12,515   13,016    13,362    (1,259)    -9%      (24)     0%

ENDING BALANCES
---------------------------------------
Loans                                    $B        $   0.9    $   0.6  $   0.4  $   0.7   $   0.8   $   0.1     13% $    0.3     50%
Assets                                                51.8       50.7  $  49.4  $  53.5   $  54.6      (2.8)    -5%      1.1      2%

 Deposits                                             16.0       19.6     21.9     25.4      31.5     (15.5)   -49%     (3.6)   -18%

 Equity                                               (0.2)      (0.8)    (0.8)    (1.5)     (1.5)      1.3     87%      0.6     75%

AVERAGE BALANCES
---------------------------------------
Loans                                    $B        $   0.4    $   0.5  $   0.8  $   0.9   $   0.7   $  (0.3)   -43% $   (0.1)   -20%
Assets                                                47.9       49.1  $  46.3  $  49.1   $  44.6       3.3      7%     (1.2)    -2%

 Deposits                                             15.8       19.5     23.3     26.2      28.1     (12.3)   -44%     (3.7)   -19%

 Equity                                               (0.2)      (0.6)    (1.1)    (1.6)     (1.5)      1.3     87%      0.4     67%


(1) Prior period headcount data has been adjusted for the transfer of the Cash Vault Services business from Commercial to Corporate.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                     2002                    2001                            1st Qtr 2002
                                                   ---------  ----------------------------------------------------------------------
                                                   1st Qtr    4th Qtr  3rd Qtr  2nd Qtr   1st Qtr    Chg Prior Yr.    Chg. Prior Qtr
                                                   ---------  ----------------------------------------------------------------------
                                                                                                      Amt       %      Amt       %
Operating Income by LOB
----------------------------------------------
Retail                                  $MM       $    343   $    289  $   304  $   313   $   341   $     2      1% $     54     19%
Commercial Banking                                     143        148      205      197       196       (53)   -27%       (5)    -3%
Credit Card                                            239        326      279      193       148        91     61%      (87)   -27%
Investment Management                                  114        108      101       83        82        32     39%        6      6%
Corporate                                              (52)      (106)    (135)     (80)      (88)       36     41%       54     51%
                                                  --------   ----------------------------------------------         --------
   Operating income (loss)                             787        765      754      706       679       108     16%       22      3%
   Merger and restructuring-related charges,             -       (224)       -        2         -         -      0%      224     N/M
   net of tax                                     --------   ----------------------------------------------         --------
   Income (loss) before accounting change,             787        541      754      708       679       108     16%      246     45%
   net of tax                                     --------   ----------------------------------------------         --------
   Accounting change, net of tax                         -          -        -      (44)        -         -      0%        -      0%
                                                  --------   ----------------------------------------------         --------
   Net income (loss)                              $    787   $    541  $   754  $   664   $   679   $   108     16% $    246     45%
                                                  =========  ==============================================         ========

PERCENT CONTRIBUTION
---------------------------------------
Retail                                                43.6%      37.8%    40.3%    44.3%     50.2%
Commercial Banking                                    18.2%      19.3%    27.2%    27.9%     28.9%
Credit Card                                           30.4%      42.6%    37.0%    27.3%     21.8%
Investment Management                                 14.5%      14.1%    13.4%    11.8%     12.1%
Corporate                                             -6.7%     -13.8%   -17.9%   -11.3%    -13.0%
                                                  ---------  -----------------------------------------------        ---------
   Operating income (loss)                           100.0%     100.0%   100.0%   100.0%    100.0%

 Headcount - full-time (1)                          73,864     73,519   75,801   78,491    79,157    (5,293)    -7%      345      0%


(1) First quarter 2002 includes 1,627 employees related to the consolidation of Paymentech and Anexsys.

Glossary for Selected Noninterest Income Categories
-----------------------------------------------------------

                                              Representative types of revenue/fees
                                              --------------------------------------------------------------------------------------
   Banking fees and commissions               Insurance fees, documentary fees, loan servicing fees, commitment fees, mutual fund commissions, syndicated management fees, leasing fees, safe deposit fees, official checks fees, ATM interchange, misc. other fee revenue

   Credit card revenue                        Credit card fees, merchant fees, interchange fees

   Service charges on deposits                Service charges on deposits, deficient balance fees, NSF/OD fees, waived fees

   Fiduciary & investment management fees     Asset management fees, personal trust fees, other trust fees, advisory fees

   Investment sec. gains (losses)             Venture capital and investment securities gains (losses)

   Trading                                    Trading and foreign exchange

   Other income (loss)                        Net securitization gains (losses), net gains (losses) on Corporate transactions and/or asset sales / dispositions


N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information


                                                            2002                           2001
                                                        ------------     ----------------------------------------------
                                                        1st Qtr (3)       4th Qtr     3rd Qtr    2nd Qtr     1st Qtr
                                                        ------------     ----------------------------------------------
INCOME STATEMENT DATA
--------------------------------------------------
Total revenue, net of interest expense              $MM    $  4,152        $  4,207    $  4,016   $  3,846    $  3,792
Net interest income (FTE)                                     2,235           2,273       2,193      2,085       2,218
Noninterest income                                            1,952           1,972       1,853      1,791       1,607
Provision for credit losses                                     665             765         620        540         585
Operating noninterest expense                                 2,345           2,352       2,303      2,309       2,236
Operating income                                                787             765         754        706         679
Income before cumulative effect of change
  in accounting principle                                       787             541         754        708         679
Net income                                                      787             541         754        664         679

PER COMMON SHARE DATA
--------------------------------------------------
Operating income - Diluted                                 $   0.67        $   0.65    $   0.64   $   0.60    $   0.58
Income before cumulative effect of change
  in accounting principle:
      Basic                                                $   0.67        $   0.46    $   0.64   $   0.60    $   0.58
      Diluted                                                  0.67            0.46        0.64       0.60        0.58
Net income:
      Basic                                                $   0.67        $   0.46    $   0.64   $   0.57    $   0.58
      Diluted                                                  0.67            0.46        0.64       0.56        0.58
Cash dividends declared                                        0.21            0.21        0.21       0.21        0.21
Book value                                                    17.81           17.33       17.30      16.49       16.20

BALANCE SHEET DATA - ENDING BALANCES
--------------------------------------------------
Loans:
    Managed                                         $MM    $209,519        $218,102    $222,604   $223,390    $229,942
    Reported                                                152,126         156,733     164,251    166,576     171,427
Deposits                                                    158,803         167,530     162,385    164,299     163,555
Long-term debt (1)                                           44,194          43,418      44,361     41,693      42,197
Total assets:
    Managed                                                 297,998         306,304     310,207    312,244     315,104
    Reported                                                262,947         268,954     270,252    272,412     274,352
Common stockholders' equity                                  20,913          20,226      20,192     19,261      18,876
Total stockholders' equity                                   20,913          20,226      20,382     19,451      19,066

CREDIT QUALITY RATIOS
--------------------------------------------------
Net charge-offs to average loans - managed (2)                 2.82%           2.84%       2.58%      2.50%       2.40%
Allowance for credit losses to period end loans                2.97            2.89        2.73       2.54        2.45
Nonperforming assets to related assets                         2.58            2.35        1.96       1.77        1.55

FINANCIAL PERFORMANCE
--------------------------------------------------
Operating Ratios:
  Return on average assets                                     1.21%           1.14%       1.13%      1.06%       1.02%
  Return on average common equity                              15.3            14.9        15.0       14.8        14.6
  Net interest margin:
      Managed                                                  5.35            5.20        4.95       4.65        4.76
      Reported                                                 3.91            3.84        3.70       3.50        3.71
   Efficiency ratio:
      Managed                                                  46.6            46.5        46.9       48.6        47.6
      Reported                                                 56.0            55.4        56.9       59.6        58.5
Reported Ratios:
   Return on average assets                                    1.21%           0.80%       1.13%      0.99%       1.02%
   Return on average common equity                             15.3            10.5        15.0       13.9        14.6
   Net interest margin:
      Managed                                                  5.35            5.20        4.95       4.65        4.76
      Reported                                                 3.91            3.84        3.70       3.50        3.71
   Efficiency ratio:
      Managed                                                  46.6            46.5        46.9       48.6        47.6
      Reported                                                 56.0            63.7        56.9       59.5        58.5
Employees                                                    73,864 (4)      73,519      75,801     78,491      79,157

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information - Continued


                                                          2002                         2001
                                                     ------------   ------------------------------------------------
                                                      1st Qtr (3)     4th Qtr     3rd Qtr     2nd Qtr     1st Qtr
                                                     ------------   ------------------------------------------------
CAPITAL RATIOS
-----------------------------------------------
Risk-based capital:
     Tier 1                                                  9.0%           8.6%        8.4%        8.2%        7.8%
     Total                                                  12.7           12.2        11.7        11.6        11.2
Tangible common equity/tangible managed assets               6.2            5.9         5.8         5.8         5.6

COMMON STOCK DATA
-----------------------------------------------
Average shares outstanding:
      Basic                                     $MM        1,170          1,166       1,168       1,166       1,163
      Diluted                                              1,179          1,174       1,176       1,176       1,173
Stock price, quarter-end                                 $ 41.78        $ 39.05     $ 31.47     $ 35.80     $ 36.18

(1) Includes trust preferred capital securities.
(2) Quarterly results include $1 million, $14 million, $14 million, $24 million and $40 million, respectively, of charge-offs which are not so classified in the Corporation's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.
(3) Results include the effects of the consolidation of Paymentech and Anexsys.
(4) Includes the addition of 1,627 employees due to the consolidation of Paymentech and Anexsys.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income                           2002                            2001
                                                        -----------    -----------------------------------------------
                                                        1st Qtr (1)       4th Qtr    3rd Qtr     2nd Qtr     1st Qtr
                                                        -----------    -----------------------------------------------
Interest income                                     $MM  $    3,540     $    3,819   $   4,179   $   4,385   $   4,921
Interest expense                                              1,340          1,584       2,016       2,330       2,736
                                                        -----------    ------------ ----------------------------------
     Total net interest income                                2,200          2,235       2,163       2,055       2,185

Banking fees and commissions                                    445            444         445         431         411
Credit card revenue                                             906            866         767         621         521
Service charges on deposits                                     393            370         388         360         331
Fiduciary and investment management fees                        189            193         190         184         187
Investment securities gains (losses)                            (18)             3         (42)         69         (96)
Trading                                                          16             24          70          61          65
Other income                                                     21             72          35          65         188
                                                        -----------    ------------ ----------------------------------
     Total noninterest income                                 1,952          1,972       1,853       1,791       1,607
                                                        -----------    ------------ ----------------------------------
     Total revenue, net of interest expense                   4,152          4,207       4,016       3,846       3,792

Provision for credit losses                                     665            765         620         540         585

Salaries and employee benefits                                1,096          1,060       1,046       1,072       1,020
Occupancy expense                                               158            180         175         164         167
Equipment expense                                               103            110         107         119         121
Outside service fees and processing                             300            306         303         313         256
Marketing and development                                       258            228         212         210         212
Telecommunication                                               101             98         105          95         109
Other intangible amortization                                    33             28          30          19          20
Goodwill amortization                                             -             17          17          18          17
Other                                                           296            325         308         299         314
                                                        -----------    ------------ ----------------------------------
     Total noninterest expense before merger
        and restructuring-related charges                     2,345          2,352       2,303       2,309       2,236
Merger and restructuring-related charges                          -            354           -          (3)          -
                                                        -----------    ------------ ----------------------------------
     Total noninterest expense                                2,345          2,706       2,303       2,306       2,236

Income before income taxes and cumulative effect
       of change in accounting principle                      1,142            736       1,093       1,000         971
Applicable income taxes                                         355            195         339         292         292
                                                        -----------    ------------ ----------------------------------
Income before cumulative effect of change
       in accounting principle                                  787            541         754         708         679
Cumulative effect of change in accounting principle,
       net of tax ($25)                                           -              -           -         (44)          -
                                                        -----------    ------------ ----------------------------------
Net income                                               $      787     $      541   $     754   $     664   $     679
                                                        ===========    ============ ==================================
Net income attributable to common
      stockholders' equity                               $      787     $      540   $     751   $     661   $     676
                                                        ===========    ============ ==================================

Earnings per share before cumulative effect of change in accounting principle:

     Basic                                               $     0.67     $     0.46   $    0.64   $    0.60        0.58
     Diluted                                             $     0.67     $     0.46   $    0.64   $    0.60   $    0.58
Earnings per share:                                                                                          $
     Basic                                               $     0.67     $     0.46   $    0.64   $    0.57        0.58
     Diluted                                             $     0.67     $     0.46   $    0.64   $    0.56   $    0.58
Average common shares outstanding (millions):                                                                $

     Basic                                                    1,170          1,166       1,168       1,166       1,163
     Diluted                                                  1,179          1,174       1,176       1,176       1,173

 (1) Results include the effects of the consolidation of Paymentech and Anexsys.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheets

                                                                    2002                            2001
                                                                 ----------     --------------------------------------------
                                                                 Mar 31 (1)       Dec 31     Sep 30     June 30     Mar 31
                                                                 ----------     --------------------------------------------
ASSETS
------------------------------------------------------------
Cash and due from banks                                     $MM   $  12,683      $  17,383  $  16,553  $  18,453   $  15,402
Interest bearing due from banks                                       1,532          1,030      3,307      2,106       1,971
Federal funds sold and securities under resale agreements             9,211          9,347      9,459     11,600      11,133
Trading assets                                                        6,974          6,167      5,952      7,177       5,189
Derivative product assets                                             2,664          3,225      3,261      3,145       3,908
Investment securities                                                58,657         60,883     52,070     49,732      52,966
Loans                                                               152,126        156,733    164,251    166,576     171,427
Allowance for credit losses                                          (4,520)        (4,528)    (4,479)    (4,229)     (4,205)
                                                                 ----------     --------------------------------------------
    Loans, net                                                      147,606        152,205    159,772    162,347     167,222
Other assets                                                         23,620         18,714     19,878     17,852      16,561
                                                                 ----------     --------------------------------------------
    Total assets                                                  $ 262,947      $ 268,954  $ 270,252  $ 272,412   $ 274,352
                                                                 ==========     ============================================

LIABILITIES
------------------------------------------------------------
Deposits:
  Demand                                                          $  29,098      $  32,179  $  29,958  $  30,662   $  29,102
  Savings                                                            80,149         80,599     69,786     66,974      63,469
  Time                                                               36,228         38,177     41,919     44,262      46,518
  Foreign offices                                                    13,328         16,575     20,722     22,401      24,466
                                                                 ----------     --------------------------------------------
    Total deposits                                                  158,803        167,530    162,385    164,299     163,555
Federal funds purchased and securities sold under repurchase
agreements                                                           15,154         13,728     16,696     17,779      14,789
Other short-term borrowings                                           5,503         10,255     10,901     13,310      16,970
Long-term debt                                                       40,879         40,103     41,046     38,903      39,407
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                          3,315          3,315      3,315      2,790       2,790
Derivative product liabilities                                        2,071          2,574      2,743      3,051       3,470
Other liabilities                                                    16,309         11,223     12,784     12,829      14,305
                                                                 ----------     --------------------------------------------
    Total liabilities                                               242,034        248,728    249,870    252,961     255,286

STOCKHOLDERS' EQUITY
------------------------------------------------------------
Preferred stock                                                           -              -        190        190         190
Common stock                                                             12             12         12         12          12
Surplus                                                              10,239         10,311     10,332     10,329      10,394
Retained earnings                                                    11,250         10,707     10,413      9,907       9,491
Accumulated other adjustments to stockholders' equity                   (46)           (65)       203       (207)       (105)
Deferred compensation                                                  (217)          (121)      (138)      (156)       (174)
Treasury stock                                                         (325)          (618)      (630)      (624)       (742)
                                                                 ----------     --------------------------------------------
    Total stockholders' equity                                       20,913         20,226     20,382     19,451      19,066
                                                                 ----------     --------------------------------------------

    Total liabilities and stockholders' equity                    $ 262,947      $ 268,954  $ 270,252  $ 272,412   $ 274,352
                                                                 ==========     ============================================

Common Shares -- period-end:
      Issued                                                $MM       1,181          1,181      1,181      1,181       1,181
      Treasury shares                                                     7             14         14         13          16
                                                                 ----------     --------------------------------------------
      Outstanding                                                     1,174          1,167      1,167      1,168       1,165
                                                                 ==========     ============================================

(1) Results include the effects of the consolidation of Paymentech and Anexsys.

BANK ONE CORPORATION and Subsidiaries
Credit Quality                                             2002                            2001
                                                        -----------     ---------------------------------------------
                                                         1st Qtr         4th Qtr    3rd Qtr     2nd Qtr    1st Qtr
                                                        -----------     ---------------------------------------------
Provision for credit losses                        $MM    $    665        $    765    $   620    $    540    $   585

Gross charge-offs                                  $MM    $    767        $    812    $   636    $    596    $   586
Recoveries                                                     104              95         70          80         97
                                                        -----------     ---------------------------------------------
    Net charge-offs                                       $    663        $    717    $   566    $    516    $   489
                                                        ===========     =============================================

Net charge-offs:
    Retail                                         $MM    $    265        $    268    $   209    $    177    $   166
    Commercial Banking:
        Corporate Banking                                      163             164        131         155        186
        Middle Market Banking                                  118             158         99          84         63
            Total Commercial Banking                           281             322        230         239        249
    Credit Card                                                 97             113        118          87         74
    IMG and Corporate                                           20              14          9          13          -
                                                        -----------     ---------------------------------------------
            Total net charge-offs                         $    663        $    717    $   566    $    516    $   489
    Credit Card - managed                                      943             930        981         962        950
    Retail - managed (1)                                       266             282        223         201        206
            Total net charge-offs - managed (1)           $  1,510        $  1,548    $ 1,443    $  1,415    $ 1,405

Net charge-off ratios:
    Retail                                                    1.53%           1.53%      1.17%       0.97%      0.90%
    Commercial Banking:
        Corporate Banking                                     1.81            1.72       1.27        1.36       1.49
        Middle Market Banking                                 1.34            1.75       1.08        0.91       0.68
            Total Commercial Banking                          1.58            1.73       1.18        1.16       1.14
    Credit Card                                               5.38            5.41       5.95        5.83       5.65
    IMG and Corporate                                            -               -          -           -          -
                                                        -----------     ---------------------------------------------
            Total net charge-off ratio                        1.71            1.79       1.37        1.22       1.13
    Credit Card - managed                                     5.69            5.59       5.89        6.09       5.81
    Retail - managed (1)                                      1.54            1.61       1.24        1.11       1.11
            Total net charge-off ratio - managed (1)          2.82            2.84       2.58        2.50       2.40

Allowance for credit losses - period-end           $MM    $  4,520        $  4,528    $ 4,479    $  4,229    $ 4,205

Nonperforming assets - period-end:
    Nonperforming loans:
        Retail                                     $MM    $  1,402        $  1,344    $ 1,155    $  1,049    $   959
        Commercial Banking:
            Corporate Banking                                1,170           1,154      1,051       1,050        952
            Middle Market Banking                            1,087             973        853         703        592
              Total Commercial Banking                       2,257           2,127      1,904       1,753      1,544
        IMG and Corporate                                       78              80         53          52         56
                                                        -----------     ---------------------------------------------
              Total nonperforming loans                      3,737           3,551      3,112       2,854      2,559
        Other, including other real estate owned               197             137        116          97        106
                                                        -----------     ---------------------------------------------
              Total nonperforming assets                  $  3,934        $  3,688    $ 3,228    $  2,951    $ 2,665
                                                        ===========     =============================================

Allowance to period end loans                                 2.97%           2.89%      2.73%       2.54%      2.45%
Allowance to nonperforming loans                               121             128        144         148        164
Nonperforming assets to related assets                        2.58            2.35       1.96        1.77       1.55

Credit card delinquency rate - managed:
        30+  days                                             4.27%           4.46%      4.25%       4.10%      4.33%
        90+  days                                             1.96            1.93       1.79        1.78       2.02


(1) Quarterly results include $1 million, $14 million, $14 million, $24 million and $40 million, respectively, of charge-offs which are not so classified in the Corporation's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount.
      The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.

BANK ONE CORPORATION and Subsidiaries
Credit Quality-Continued                                                 2002                              2001
                                                                     -----------      ----------------------------------------------
                                                                       1st Qtr          4th Qtr     3rd Qtr    2nd Qtr     1st Qtr
                                                                     -----------      ----------------------------------------------
COMMERCIAL LOAN SALES
------------------------------------------------------------

Loans Sold and Loans Transferred to Loans Held For Sale: (1)
  Nonperforming loans                                        $MM      $      99        $       18  $      42  $     147  $     375
  Other credit related loans                                                160                93         86         84        224
  Other loans                                                               343               179        438        351        180
                                                                     ----------       --------------------------------------------
        Total                                                         $     602        $      290  $     566  $     582  $     779
                                                                     ==========       ============================================

Losses on Sale:
  Charge-offs: (2) (3)
      Nonperforming loans                                             $      48        $        8  $      11  $      47  $      58
      Other credit related loans                                             19                18         22         21         31
                                                                     ----------       --------------------------------------------
        Total charge-offs                                                    67                26         33         68         89
  Losses on other loans sold                                                  4                12         18         12          1
                                                                     ----------       --------------------------------------------
        Total                                                         $      71        $       38  $      51  $      80  $      90
                                                                     ==========       ============================================

Capital and Related Information
CAPITAL RATIOS
------------------------------------------------------------
     Tier 1                                                                 9.0%              8.6%       8.4%       8.2%       7.8%
     Total                                                                 12.7              12.2       11.7       11.6       11.2
Tangible common equity/tangible managed assets                              6.2               5.9        5.8        5.8        5.6

     Tier 1 capital                                          $MM      $  22,513        $   21,749  $  21,330  $  21,243  $  20,727
     Tier 2 capital                                                       9,115             9,091      8,547      8,930      9,148
                                                                     ----------       --------------------------------------------
        Total capital                                                 $  31,628        $   30,840  $  29,877  $  30,173  $  29,875
                                                                     ==========       ============================================

                                                                     ----------       --------------------------------------------
Total risk weighted assets                                            $ 249,128        $  253,330  $ 254,943  $ 259,372  $ 266,077
                                                                     ==========       ============================================

INTANGIBLE ASSETS
------------------------------------------------------------
Goodwill                                                     $MM      $   1,840        $    1,560  $   1,577  $     824  $     841
Other nonqualifying intangibles                                             251               207        289        273        299
                                                                     ----------       --------------------------------------------
    Subtotal                                                              2,091             1,767      1,866      1,097      1,140
Qualifying intangibles                                                      422               414        442        205        205
                                                                     ----------       --------------------------------------------
    Total                                                             $   2,513        $    2,181  $   2,308  $   1,302  $   1,345
                                                                     ==========       ============================================

MANAGED INCOME STATEMENT STATISTICS (4)
------------------------------------------------------------
Net interest income - FTE                                    $MM      $   3,539        $    3,578  $   3,450  $   3,244  $   3,308
Credit card revenue                                                         448               378        372        338        307
Other noninterest income                                                  1,046             1,106      1,086      1,170      1,086
Provision for credit losses                                               1,511             1,582      1,483      1,415      1,461
Operating noninterest expense                                             2,345             2,352      2,303      2,309      2,236
Operating income                                                            787               765        754        706        679
Income before cumulative effect of change
       in accounting principle                                              787               541        754        708        679
Net income                                                                  787               541        754        664        679

(1) First quarter 2002 includes loans transferred to Loans Held for Sale of approximately $66 million, $36 million and $20 million in nonperforming, other credit related loans and other loans, respectively.
(2) These charge-offs are included in Commercial Banking net charge-offs on page 12.
(3) Charge-offs on loans held for sale in the first quarter 2002 of approximately $17 million and $6 million are included in nonperforming and other credit related loans, respectively.
(4)  Adjusted for credit card securitization activity.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Managed Basis (1)                                         2002                          2001
                                                          ---------      -------------------------------------------
                                                          1st Qtr        4th Qtr    3rd Qtr     2nd Qtr    1st Qtr
                                                          ---------      -------------------------------------------
AVERAGE BALANCE SHEET
-------------------------------------------------
Assets
------
Short-term investments                            $MM     $  12,560      $  14,442  $  12,704   $  15,050  $  12,221
Trading assets (2)                                            6,239          6,487      6,982       7,276      5,703
Investment securities: (2)
   U.S. government and federal agency                        25,883         23,317     21,655      20,013     19,327
   States and political subdivisions                          1,287          1,327      1,303       1,265      1,269
   Other                                                      8,387          9,207      9,473       9,605      9,519
                                                          ---------      -------------------------------------------
       Total investment securities                           35,557         33,851     32,431      30,883     30,115
Loans (2) (3)                                               214,049        218,297    224,122     226,352    233,882
                                                          ---------      -------------------------------------------
       Total earning assets                                 268,405        273,077    276,239     279,561    281,921
Allowance for credit losses                                  (4,563)        (4,516)    (4,499)     (4,255)    (4,216)
Other assets - nonearning                                    36,102         36,348     34,993      33,543     31,392
                                                          ---------      -------------------------------------------
           Total assets                                   $ 299,944      $ 304,909  $ 306,733   $ 308,849  $ 309,097
                                                          =========      ===========================================

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
  Savings                                                 $  12,731      $  15,509  $  14,969   $  15,888  $  15,491
  Money market                                               70,387         60,333     53,189      48,914     47,006
  Time                                                       37,387         39,456     42,891      45,649     47,267
  Foreign offices (4)                                        14,064         17,979     21,817      22,782     24,081
                                                          ---------      -------------------------------------------
    Total deposits - interest-bearing                       134,569        133,277    132,866     133,233    133,845
Federal funds purchased and securities
  under repurchase agreements                                14,531         15,611     17,038      16,890     17,129
Other short-term borrowings                                  43,966         47,810     52,104      55,614     57,835
Long-term debt (5)                                           43,022         44,282     42,862      42,191     41,781
                                                          ---------      -------------------------------------------
       Total interest-bearing liabilities                   236,088        240,980    244,870     247,928    250,590
Demand deposits                                              29,165         29,983     28,576      28,575     26,827
Other liabilities                                            13,828         13,443     13,203      13,039     12,675
Preferred stock                                                   -             64        190         190        190
Common stockholders' equity                                  20,863         20,439     19,894      19,117     18,815
                                                          ---------      -------------------------------------------
            Total liabilities and equity                  $ 299,944      $ 304,909  $ 306,733   $ 308,849  $ 309,097
                                                          =========      ===========================================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rates.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis (1)                                         2002                             2001
                                                         ----------      --------------------------------------------
                                                          1st Qtr         4th Qtr    3rd Qtr     2nd Qtr    1st Qtr
                                                         ----------      --------------------------------------------
INCOME / EXPENSE
-------------------------------------------------
Assets
------
Short-term investments                            $MM    $       58      $       89    $   117     $   172    $   185
Trading assets (2)                                               60              63         78          85         83
Investment securities: (2)
   U.S. government and federal agency                           352             332        312         282        274
   States and political subdivisions                             23              25         25          23         24
   Other                                                         91             105        117         124        149
                                                         ----------      --------------------------------------------
       Total investment securities                              466             462        454         429        447
 Loans (2) (3)                                                4,501           4,823      5,243       5,385      5,928
                                                         ----------      --------------------------------------------
       Total earning assets                              $    5,085      $    5,437    $ 5,892     $ 6,071    $ 6,643
                                                         ==========      ============================================

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
  Savings                                                $       43      $       30    $    42     $    45    $    51
  Money market                                                  168             235        305         330        384
  Time                                                          445             521        621         688        743
  Foreign offices (4)                                            68             114        195         249        342
                                                         ----------      --------------------------------------------
       Total deposits - interest-bearing                        724             900      1,163       1,312      1,520
Federal funds purchased and securities
  under repurchase agreements                                    62              80        145         177        231
Other short-term borrowings                                     246             340        539         695        882
Long-term debt (5)                                              514             539        595         643        702
                                                         ----------      --------------------------------------------
       Total interest-bearing liabilities                $    1,546      $    1,859    $ 2,442     $ 2,827    $ 3,335
                                                         ==========      ============================================

Interest income/earning assets                           $    5,085      $    5,437    $ 5,892     $ 6,071    $ 6,643
Interest expense/earning assets                               1,546           1,859      2,442       2,827      3,335
                                                         ----------      --------------------------------------------
Net interest income/margin                               $    3,539      $    3,578    $ 3,450     $ 3,244    $ 3,308
                                                         ==========      ============================================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rates.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis (1)                                        2002            2001
                                                         -----------     ---------------------------------------------
                                                          1st Qtr         4th Qtr    3rd Qtr    2nd Qtr     1st Qtr
                                                         -----------     ---------------------------------------------
YIELDS AND RATES
-------------------------------------------------
Assets
------
Short-term investments                                         1.87%           2.44%      3.65%      4.58%       6.14%
Trading assets (2)                                             3.90            3.85       4.43       4.69        5.90
Investment securities: (2)
   U.S. government and federal agency                          5.52            5.65       5.72       5.65        5.75
   States and political subdivisions                           7.25            7.47       7.61       7.29        7.67
   Other                                                       4.40            4.52       4.90       5.18        6.35
                                                         -----------     ---------------------------------------------
       Total investment securities                             5.32            5.41       5.55       5.57        6.02
Loans (2) (3)                                                  8.53            8.77       9.28       9.54       10.28
       Total earning assets                                    7.68            7.90       8.46       8.71        9.56

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
  Savings                                                      1.37            0.77       1.11       1.14        1.34
  Money market                                                 0.97            1.55       2.28       2.71        3.31
  Time                                                         4.83            5.24       5.74       6.05        6.38
  Foreign offices (4)                                          1.96            2.52       3.55       4.38        5.76
       Total deposits - interest-bearing                       2.18            2.68       3.47       3.95        4.61
Federal funds purchased and securities
  under repurchase agreements                                  1.73            2.03       3.38       4.20        5.47
Other short-term borrowings                                    2.27            2.82       4.10       5.01        6.18
Long-term debt (5)                                             4.85            4.83       5.51       6.11        6.81
       Total interest-bearing liabilities                      2.66            3.06       3.96       4.57        5.40

Interest income/earning assets                                 7.68%           7.90%      8.46%      8.71%       9.56%
Interest expense/earning assets                                2.33            2.70       3.51       4.06        4.80
                                                         -----------     ---------------------------------------------
Net interest margin                                            5.35%           5.20%      4.95%      4.65%       4.76%
                                                         ===========     =============================================


(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rates.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Reported Basis                                           2002                           2001
                                                         -----------    ---------------------------------------------
                                                          1st Qtr        4th Qtr    3rd Qtr     2nd Qtr    1st Qtr
                                                         -----------    ---------------------------------------------
AVERAGE BALANCE SHEET
-------------------------------------------------
Assets
------

Short-term investments                            $MM     $  12,560      $  14,442  $  12,704   $  15,050  $  12,221
Trading assets (1)                                            6,239          6,487      6,982       7,276      5,703
Investment securities: (1)
   U.S. government and federal agency                        25,883         23,317     21,655      20,013     19,327
   States and political subdivisions                          1,287          1,327      1,303       1,265      1,269
   Other                                                     30,904         29,201     27,292      26,227     30,141
                                                         -----------    ---------------------------------------------
            Total investment securities                      58,074         53,845     50,250      47,505     50,737
Loans (1) (2)                                               154,942        160,150    165,416     169,140    173,677
                                                         ------------------------------------------------------------
            Total earning assets                            231,815        234,924    235,352     238,971    242,338
Allowance for credit losses                                  (4,563)        (4,516)    (4,499)     (4,255)    (4,216)
Other assets - nonearning                                    36,102         36,348     34,993      33,543     31,392
                                                         -----------    ---------------------------------------------
            Total assets                                  $ 263,354      $ 266,756  $ 265,846   $ 268,259  $ 269,514
                                                         ===========    =============================================

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
   Savings                                                $  12,731      $  15,509  $  14,969   $  15,888  $  15,491
   Money market                                              70,387         60,333     53,189      48,914     47,006
   Time                                                      37,387         39,456     42,891      45,649     47,267
   Foreign offices (3)                                       14,064         17,979     21,817      22,782     24,081
                                                         -----------    ---------------------------------------------
            Total deposits - interest-bearing               134,569        133,277    132,866     133,233    133,845
Federal funds purchased and securities
  under repurchase agreements                                14,531         15,611     17,038      16,890     17,129
Other short-term borrowings                                   7,376          9,657     11,217      15,024     18,252
Long-term debt (4)                                           43,022         44,282     42,862      42,191     41,781
                                                         -----------    ---------------------------------------------
            Total interest-bearing liabilities              199,498        202,827    203,983     207,338    211,007
Demand deposits                                              29,165         29,983     28,576      28,575     26,827
Other liabilities                                            13,828         13,443     13,203      13,039     12,675
Preferred stock                                                   -             64        190         190        190
Common stockholders' equity                                  20,863         20,439     19,894      19,117     18,815
                                                         -----------    ---------------------------------------------
            Total liabilities and equity                  $ 263,354      $ 266,756  $ 265,846   $ 268,259  $ 269,514
                                                         ===========    =============================================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Reported Basis                                           2002                           2001
                                                         ----------    ---------------------------------------------
                                                          1st Qtr        4th Qtr     3rd Qtr    2nd Qtr    1st Qtr
                                                         ----------    ---------------------------------------------
INCOME / EXPENSE
-------------------------------------------------
Assets
------
Short-term investments                            $MM     $     58      $      89    $    117   $    172   $    185
Trading assets (1)                                              60             63          78         85         83
Investment securities: (1)
   U.S. government and federal agency                          352            332         312        282        274
   States and political subdivisions                            23             25          25         23         24
   Other                                                       501            507         473        445        572
                                                         ----------    ---------------------------------------------
       Total investment securities                             876            864         810        750        870
Loans (1) (2)                                                2,581          2,841       3,204      3,408      3,816
                                                         ----------    ---------------------------------------------
       Total earning assets                               $  3,575      $   3,857    $  4,209   $  4,415   $  4,954
                                                         ==========    =============================================

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
  Savings                                                 $     43      $      30    $     42   $     45   $     51
  Money market                                                 168            235         305        330        384
  Time                                                         445            521         621        688        743
  Foreign offices (3)                                           68            114         195        249        342
                                                         ----------    ---------------------------------------------
       Total deposits - interest-bearing                       724            900       1,163      1,312      1,520
Federal funds purchased and securities
  under repurchase agreements                                   62             80         145        177        231
Other short-term borrowings                                     40             65         113        198        283
Long-term debt (4)                                             514            539         595        643        702
                                                         ----------    ---------------------------------------------
       Total interest-bearing liabilities                 $  1,340      $   1,584    $  2,016   $  2,330   $  2,736
                                                         ==========    =============================================

Interest income/earning assets                            $  3,575      $   3,857    $  4,209   $  4,415   $  4,954
Interest expense/earning assets                              1,340          1,584       2,016      2,330      2,736
                                                         ----------    ---------------------------------------------
Net interest income/margin                                $  2,235      $   2,273    $  2,193   $  2,085   $  2,218
                                                         ==========    =============================================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Reported Basis                                           2002                           2001
                                                         -----------     --------------------------------------------
                                                           1st Qtr          4th Qtr    3rd Qtr    2nd Qtr    1st Qtr
                                                         -----------     --------------------------------------------
YIELDS AND RATES
-------------------------------------------------
Assets
------
Short-term investments                                         1.87%           2.44%      3.65%      4.58%       6.14%
Trading assets (1)                                             3.90            3.85       4.43       4.69        5.90
Investment securities: (1)
   U.S. government and federal agency                          5.52            5.65       5.72       5.65        5.75
   States and political subdivisions                           7.25            7.47       7.61       7.29        7.67
   Other                                                       6.57            6.89       6.88       6.81        7.70
                                                         ----------      --------------------------------------------
       Total investment securities                             6.12            6.37       6.40       6.33        6.95
 Loans (1) (2)                                                 6.76            7.04       7.68       8.08        8.91
       Total earning assets                                    6.25            6.51       7.10       7.41        8.29

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
  Savings                                                      1.37            0.77       1.11       1.14        1.34
  Money market                                                 0.97            1.55       2.28       2.71        3.31
  Time                                                         4.83            5.24       5.74       6.05        6.38
  Foreign offices (3)                                          1.96            2.52       3.55       4.38        5.76
       Total deposits - interest-bearing                       2.18            2.68       3.47       3.95        4.61
Federal funds purchased and securities
  under repurchase agreements                                  1.73            2.03       3.38       4.20        5.47
Other short-term borrowings                                    2.20            2.67       4.00       5.29        6.29
Long-term debt (4)                                             4.85            4.83       5.51       6.11        6.81
       Total interest-bearing liabilities                      2.72            3.10       3.92       4.51        5.26

Interest income/earning assets                                 6.25%           6.51%      7.10%      7.41%       8.29%
Interest expense/earning assets                                2.34            2.67       3.40       3.91        4.58
                                                         ----------      --------------------------------------------
Net interest margin                                            3.91%           3.84%      3.70%      3.50%       3.71%
                                                         ==========      ============================================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4) Includes trust preferred capital securities.